UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MODULAR MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

First mailed to shareholders

on or about January [__], 2024

Dear Shareholder:

We invite you to attend the 2024 Annual Meeting of Shareholders of Modular Medical, Inc. to be held via a live audio webcast on Tuesday, February 13, 2024, at 8:00 a.m. Pacific time. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/MODD2024. The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting.

Your vote is important. We encourage you to read all of the information in the Proxy Statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your vote by the Internet, by telephone or by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Modular Medical, Inc.

Sincerely,
/s/ Paul DiPerna
Paul DiPerna
Chairman of the Board of Directors

MODULAR MEDICAL, INC.

10740 Thornmint Road

San Diego, CA 92127

(858) 800-3500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

FEBRUARY 13, 2024

To the shareholders of
Modular Medical, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Modular Medical, Inc., a Nevada corporation (together with its subsidiaries, the “Company,” “Modular Medical,” “we,” “us” or “our”). The Annual Meeting will be held on February 13, 2024, at 8:00 a.m. Pacific time, in a virtual meeting format, for the following purposes:

1.      To elect seven directors to hold office until the next annual meeting of shareholders or until each of their successors are elected and qualified (Proposal No. 1);

2.      To approve the amendment of the Amended 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares available for issuance by 3,000,000 shares (Proposal No. 2);

3.      To approve an amendment of the Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares (Proposal No. 3);

4.      To ratify the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal No. 4);

5.      To approve one or more adjournments of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals (Proposal No. 5); and

6.      To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement, which is attached and made a part of this Notice. Only shareholders of record of our common stock, par value $0.001 per share, at the close of business on December 18, 2023 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting, which will be held via a live audio webcast. There will be no physical location for shareholders to attend, so you will not be able to attend in person.

Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote your shares either via Internet or by mail. If you choose to submit your proxy by mail, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Accordingly, on or about January [    ], 2024 we will begin mailing the Proxy Materials to all shareholders of record as of the Record Date.

By Order of the Board of Directors
/s/ Paul DiPerna
Paul DiPerna
Chairman

January [ ], 2024
San Diego, California

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on February 13, 2024: Our Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended March 31, 2023 are available at www.proxyvote.com

MODULAR MEDICAL, INC.

PROXY STATEMENT

General Information

This Proxy Statement is being furnished to the shareholders of Modular Medical, Inc. (together with its subsidiary, the “Company,” “Modular Medical,” “we,” “us” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held on February 13, 2024 at 8:00 a.m. Pacific time, in a virtual meeting form, and at any and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. It is contemplated that this Proxy Statement and the accompanying form of Proxy will be mailed to the Company’s shareholders on or about January [    ], 2024.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be held via a live audio webcast. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on December 18, 2023 (the “Record Date”). As of the Record Date, there were 21,272,226 shares of our common stock issued and outstanding and entitled to vote, which represented 69 holders of record. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Our bylaws, as amended, provide that one half of the total voting power of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock may not be voted cumulatively.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting the website indicated in your proxy card or on the instructions that accompanied your proxy materials. To participate in the Annual Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials or other information, as instructed, through your broker, bank or other holder of record. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should contact your broker, bank, or other nominee to obtain your control number or other instructions provided by your broker, bank or other holder of record. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote?

Record-date holders of our common stock have the following methods of voting:

1.      Vote by Internet.    You may vote your shares by following the “Vote by Internet” instructions on the accompanying proxy card/voting instruction form. If you vote over the Internet, you do not need to vote electronically at the Annual Meeting or complete and mail your proxy card/voting instruction form.

2.      Vote by Mail.    To vote by mail, please mark, date, sign and promptly mail your proxy card/voting instruction form (a postage-paid envelope is provided for mailing in the United States).

3.      Vote by Phone.    The telephone number for voting by phone is on your proxy card/voting instruction form.

4.      Vote Electronically at the Virtual Annual Meeting.    Virtually attend and vote at the virtual Annual Meeting. To participate in the Annual Meeting, you may need the control number included on your proxy card or other information on the instructions that accompanied your proxy materials.

Soliciting Proxies

We will solicit shareholders by mail through our employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs. In addition, we may use the service of our officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Why am I being provided with these proxy materials?

We have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by our Board of proxies for the matters to be voted on at our Annual Meeting and at any adjournment or postponement thereof.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting, other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Voting of Proxies

All valid proxies received prior to the Annual Meeting will be voted. The Board of Directors recommends that you vote by proxy even if you plan to attend the Annual Meeting virtually. You can vote your shares by proxy via Internet or mail. To vote via Internet, go to www.proxyvote.com and follow the instructions. To vote by mail, fill out the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope. Voting by proxy will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting virtually. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

We will provide Internet proxy voting to all shareholders and allow you to vote your shares online at the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Revocability of Proxies

All proxies which are properly completed, signed and returned prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her proxy at any time before it is voted either by submitting to the Secretary of the Company, at its principal executive offices located at 10740 Thornmint Road, San Diego, CA 92127, a written notice of revocation or a duly-executed proxy bearing a later date or by attending the Annual Meeting and voting virtually.

Voting Procedures and Vote Required

One-half of the total voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Shares represented by proxies which contain an abstention, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).

Nevada law provides that directors are to be elected by a plurality of the votes of the cast at the election, unless the Articles of Incorporation or the Bylaws require more than a plurality of the votes cast. Our Bylaws, as amended, require the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject for approval. As our Bylaws require more than a plurality of the votes cast, this means that the seven nominees for director receiving a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.

Vote Required to Approve an Amendment to the 2017 Plan (Proposal No. 2).

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of a majority of the votes cast is required for the approval of the proposed amendment to the 2017 Plan to increase the maximum number of shares of the Company’s common stock available for issuance under the 2017 Plan by 3,000,000 shares. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Vote Required to Approve the Amendment to the Articles of Incorporation (Proposal No. 3).

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” Accordingly, the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, will be required to approve the amendment to the Articles of Incorporation, as amended, to increase the authorized shares of common stock from 50,000,000 to 100,000,000. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Vote Required to Approve the Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 4)

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” Our Bylaws, as amended, provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, as amended, or applicable Nevada law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the ratification of appointment of independent registered public accounting firm.

Vote Required to adjourn the Annual Meeting (Proposal No. 5).

Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” Our Bylaws, as amended, provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, as amended, or applicable Nevada law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve one or more adjournments of the Annual Meeting to a later date or dates to permit further solicitation of proxies. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Shareholder List

For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at our principal executive offices located at 10740 Thornmint Road, San Diego, CA 92127, so that shareholders of record may inspect the list only for proper purposes.

Expenses of Solicitation

We will pay the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

Set forth below are the names of and certain biographical information about each member of our Board of Directors. The information presented includes each director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years.

The Board, upon the recommendation of our Nominating and Governance Committee, has nominated: Duane DeSisto, Paul DiPerna, Steven Felsher, Morgan C. Frank, Philip Sheibley, Carmen Volkart and Ellen O’Connor Vos for election as directors, each to hold office until their successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position
Paul DiPerna	65	President, Chief Financial Officer, Treasurer and Chairman of the Board of Directors
Duane DeSisto	69	Director
Steven Felsher	74	Director
Morgan C. Frank	51	Director
Philip Sheibley	65	Director
Carmen Volkart	63	Director
Ellen O’Connor Vos	68	Director

The following sets forth certain information about each of the director nominees:

Paul DiPerna.    Mr. DiPerna has been our chairman, chief financial officer, president and treasurer since we acquired Quasuras, Inc. (“Quasuras”) in July 2017. He also served as our chief executive officer from July 2017 until August 2021, and as our Secretary from July 2017 to October 2021. In 2015, he founded Quasuras, an early-stage medical device company developing an insulin pump product, and, until its acquisition by us, he served as its chief executive officer and chairman. Prior to that, Mr. DiPerna founded Fuel Source Partners, LLC to incubate early stage medical device products and accumulate technical talent. Our current pump product was one of such proposed products and was spun-out to Quasuras in 2015. From 2012 to 2015, he served as a co-inventor at a private company with property rights in a medical device used for blood borne infection control called the Curos Cap, which was acquired by 3M Corporation. In 2003, Mr. DiPerna founded Tandem Diabetes Care, Inc. (“Tandem”) and held various positions, including as director, chief executive officer and chief technology officer and was primarily responsible for the design concept and development of Tandem’s initial insulin pump. Prior to that, he held executive and management positions at Baxter Healthcare Corporation (“Baxter”) where he was tasked with identifying synergistic opportunities in the diabetes industry. As a result, Mr. DiPerna developed substantial expertise and knowledge in the diabetes industry and led attempts by Baxter acquire three insulin pump manufacturers. Previously, he held mechanical design engineering positions in the automated test equipment and blood separation sciences industries. Mr. DiPerna holds approximately 70 patents in medical device and microfluidic technology and has achieved numerous product clearances with the FDA. He has also achieved multiple successful exits with previous companies. Mr. DiPerna received a Masters in Engineering Management from Northeastern University and a B.S. in Mechanical Engineering from the University of Massachusetts and has spent over 35 years in the medical-device industry. We believe that Mr. DiPerna is qualified to serve as the chairman of our board of directors due to his extensive knowledge and experience in the medical-device industry generally, and, in particular, with regard to insulin pumps and the diabetes industry, as well as his management and leadership experience from holding director and senior executive positions in other public and private companies and leading project development teams of medical device companies.

Duane DeSisto.    Mr. DeSisto was appointed to our board of directors in July 2023. From 2001 to 2014, Mr. DeSisto served as the chief executive officer of Insulet Corporation, manufacturer of the world’s first patch insulin pump. Prior to 2001, he held executive positions with Paper Exchange, an E-business solution for the pulp and paper industry, AAI-Foster Grant, a sunglass and eyeglass provider to point-of-purchase retail, and Zoll Medical, a defibrillator manufacturer. Mr. DeSisto holds an undergraduate degree from Providence College and a masters of business administration degree from Bryant University. We believe Mr. DeSisto’s experience, which includes over 45 years of progressive management experience and over 25 years of experience in the medical device industry as a member of senior management and as a board member at multiple public companies makes him ideally qualified to serve as a member of the Board.

Steven Felsher.    Mr. Felsher was appointed to our board of directors in November 2021. Mr. Felsher is an experienced executive with respect to finance, administration, governance and other aspects of public and private company management. He served as a member of the board of directors of Signal Hill Acquisition Corp., a special purpose acquisition company, from March 2021 to February 2023. From August 2018 to July 2020, he served as a member of the board of directors of Sito Mobile, Inc., a publicly-traded company that provided customized, data-driven solutions for brands spanning all forms of media. From January 2011 to June 2019, Mr. Felsher was a senior advisor at Quadrangle Group LLC, a private investment firm focused on the information and communications technology sectors. He spent a substantial portion of his career with Grey Global Group Inc., a global marketing services company, where he served as a senior executive from 1979 until 2007, most recently as vice chairman and chief financial officer. He holds a BA in classical Greek from Dickinson College and a J.D. from Yale University School of Law. We believe that Mr. Felsher is qualified to serve on our board of directors because of his extensive business experience with administration, governance, capital allocation and other aspects of public and private company management.

Morgan C. Frank.    Mr. Frank was appointed to our board of directors in April 2017. In August 2022, he was appointed as chairman of the board of directors of Sanuwave Health, Inc. (“Sanuwave”), a publicly-traded provider of wound-care products, and became chief executive officer of Sanuwave in May of 2023. Mr. Frank has worked with Manchester, LP since May 2002, and, prior to such time, he was a founder and managing director at First Principles Group, a boutique consultancy and principal investor specializing in corporate restructuring, restarts, intellectual property assessment and salvage, and spin outs. Prior to such time, Mr. Frank spent approximately five years as an analyst and portfolio manager at Hollis Capital, a San Francisco based hedge fund and prior thereto, Mr. Frank worked for an independent private client group at Paine Webber specializing in primary research to develop investment ideas (particularly short sale ideas) for institutional clients. Prior to his employment at Paine Webber, Mr. Frank was a currency trader for Eastern Vanguard. Mr. Frank holds a BA in Economics and in Political Science from Brown University. We believe that Mr. Frank is qualified to serve as member of our board of directors due to his extensive prior experience conducting financial analysis of public companies (certain of which were in the development stage), including such public companies’ management teams, products, including products in the development stage, the potential markets for such products and other factors that could affect the likelihood and timing of success and market penetration of such entities’ products as well as his capital raising activities. We believe this provides us with valuable insights into the financial markets and investment criteria of institutional and other investors as well as capital raising activities.

Philip Sheibley.    Mr. Sheibley was appointed to our board of directors in November 2021. Mr. Sheibley is an experienced executive and venture capitalist. Since 2011, he has served as a principal at Alumni Investment Partners, a private equity firm. From 1981 to 2010, Mr. Sheibley served as a management and technology consultant with Accenture, where he focused on the life sciences area, holding a variety of leadership positions, including North American industry director for life sciences and global lead for management consulting. Mr. Sheibley holds a B.S. in industrial and systems engineering with a business minor from Lehigh University. We believe that Mr. Sheibley is qualified to serve on our board of directors because of his extensive business experience in the life sciences area and experience with venture capital investment and consulting, including financing transactions for early-stage and scale-up stage companies, assisting with scale-up strategy/execution, and participating as a board member in the medical products industry.

Carmen Volkart.    Ms. Volkart was appointed to our board of directors in December 2019. She served as chief financial officer of NatureWorks LLC, an advanced materials company offering a portfolio of renewably-sourced polymers, from October 2018 to September 2023. Ms. Volkart served as a member of the board of directors, including as a member of the audit committee, of Antares Pharma, Inc., a Nasdaq-listed, specialty pharmaceutical company, from October 2021 to May 2022, when it was acquired by another Nasdaq-listed company. From October 2012 to July 2018, she served as chief financial officer and, for a portion of that time, as senior vice president of commercialization for NxThera, Inc., a medical device company pioneering the application of convective radiofrequency thermotherapy to treat endurological conditions. Ms. Volkart served as global chief financial officer of Tornier N.V. from 2010 to 2012, and was chief operating and financial officer, corporate secretary, compliance officer and treasurer of Spine Wave, Inc. from 2006 to 2010. Prior to 2006, she held various executive and financial positions at American Medical Systems, Inc., Medtronic, Inc. and Honeywell, Inc. Ms. Volkart holds a B.S. in accounting from the University of North Dakota and an MBA with a concentration in strategic management from the University of Minnesota. We believe that Ms. Volkart is qualified to serve on our board of directors because of her substantial financial and public-company experience, as she has served as chief financial officer at multiple medical device and other companies.

Ellen O’Connor Vos.    Ms. Vos was appointed to our board of directors in May 2021 and served as our chief executive officer from August 2021 until February 2022. Ms. Vos has served as a member of VosHealth LLC since November 2020. Prior to that, she served as the president and chief executive officer of the Muscular Dystrophy Association from October 2017 to November 2020. Previously, Ms. Vos had been chief executive officer of ghg | greyhealth group from 1996 to 2017, and she has been a champion of using digital capabilities to improve the public health. Ms. Vos also serves on the board of OptimizeRX Corporation, a publicly-traded digital health company, and the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students, and was a founding board member of MMRF, a pioneering cancer research foundation. Ms. Vos holds a B.S. in nursing from Alfred University. We believe that Ms. Vos is qualified to serve on our board of directors because of her executive experience and extensive executive skills in digital marketing, commercialization and communications in the healthcare industry.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Legal Proceedings

To our knowledge, none of our executive officers or our directors has, during the last ten years:

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To our knowledge, there are no material proceedings to which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of voting securities of us, or any associate of any such director, officer, affiliate of ours, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Arrangements for Appointment of Directors and Officers

Pursuant to the Reorganization and Share Exchange Agreement dated as of July 24, 2017, by and among us, Quasuras, Mr. DiPerna and the other stockholders of Quasuras (the “Share Agreement”), until July 24, 2022, our board of directors was required to consist of no more than five and no less than two directors of which (i) Manchester Explorer, L.P. had the right to appoint two directors, pursuant to which Manchester Explorer, L.P. appointed Mr. Frank and Ms. Volkart and (ii) Mr. DiPerna, in addition to being our chairman of the board, had the right to appoint two additional directors, pursuant to which he appointed Liam Burns, who resigned from our board of directors in December 2021, and William Febbo, who resigned from our board of directors in July 2023. In May 2021, the parties amended the Share Agreement and removed Manchester Explorer L.P’s and Mr. DiPerna’s rights to appoint directors. In addition, the parties agreed that Mr. DiPerna shall remain chairman of our board of directors until July 2022; provided, that in the event Mr. DiPerna resigns or is otherwise replaced as our chief executive officer, Mr. DiPerna shall remain as chairman of our board of directors for an additional period of three years. Following such amendment, our board of directors increased the size of the board.

The DiPerna Employment and Related Agreements

We entered into an employment agreement dated August 1, 2018, with Mr. DiPerna pursuant to which Mr. DiPerna is employed by us as our president. Mr. DiPerna’s employment agreement had an initial two-year term and automatically renews for additional one-year terms. Pursuant to such agreement, we agreed to pay Mr. DiPerna: i) an annual salary of $200,000 in cash, ii) $100,000 per year in fully-vested stock options granted monthly at an exercise price determined by our board of directors in its sole discretion and iii) an annual bonus of $300,000, payable at the discretion of our board of directors, either in shares or in cash. If the board chooses to pay the bonus in shares, such shares will be valued at a price determined by our board of directors. Pursuant to such employment agreement (i) if (a) we terminate Mr. DiPerna’s employment without cause or he resigns with good reason, we will pay Mr. DiPerna a lump sum of $200,000, and (b) we terminate Mr. DiPerna’s employment for cause, we are not obligated to make any severance payment and Mr. DiPerna will receive only his base compensation through the last day of his employment, (ii) upon Mr. DiPerna’s death or disability, he will receive his base compensation through the last day of his employment and will remain eligible for all applicable benefits relative to death or disability pursuant to any plans that we have in place at such time, and (iii) upon a change of control (as defined in the employment agreement), Mr. DiPerna will be paid a lump sum of $100,000 within sixty days of the time at which such change of control takes place.

In May 2020, we amended our employment agreement with Mr. DiPerna to provide that in the event of a change in control:

•        within 60 days of the date the change in control occurs, Mr. DiPerna shall be paid by us or our successor in interest a lump sum cash payment equal to 12 months of Mr. DiPerna’s then annual Base Compensation (as defined in the employment agreement); and

•        immediately prior to such change of control, any unvested stock options or other unvested securities of ours issued to Mr. DiPerna shall automatically accelerate and immediately become fully vested and exercisable.

In June 2020, our board of directors approved an amendment to the employment agreement to provide that Mr. DiPerna’s base salary would be paid entirely in cash commencing July 1, 2020. The payment of the additional cash component of Mr. DiPerna’s annual base salary ($8,333.33 per month) was initially be deferred (the “Deferred Salary”) and accrue for Mr. DiPerna’s benefit until we have received $5,000,000 of cumulative gross proceeds of financing, at which time the Deferred Salary shall be paid to Mr. DiPerna and the salary deferrals will cease. The salary deferrals ceased and the Deferred Salary was paid to Mr. DiPerna in May 2021. In August 2021, Mr. DiPerna resigned as our chief executive officer, and he continues to serve as our president, chief financial officer, treasurer and chairman of our board of directors.

If a change of control occurred on March 31, 2023, under his employment agreement, Mr. DiPerna would be entitled to the following:

•        payment of a lump sum of $300,000 within 60 days of the time at which such change of control takes place;

•        accelerated vesting of 45,000 shares of common stock under an unvested stock option. The value of the shares subject to accelerated vesting is calculated as the intrinsic value per share multiplied by the number of shares that would become fully vested upon a change of control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock of $1.45 on the Nasdaq Capital Market on March 31, 2023 over the exercise price of the option. As of March 31, 2023, the intrinsic value was zero.

In connection with our acquisition of Quasuras, we entered into an Intellectual Property Transfer Agreement dated as of July 24, 2017, with Quasuras and Mr. DiPerna, pursuant to which Mr. DiPerna transferred to us all intellectual property rights owned directly and/or indirectly by him related to our business. Separately, we agreed to pay Mr. DiPerna, as part of his compensation for services to be performed for us, pursuant to a royalty agreement, certain fees based upon future sales, if any, of our potential product subject to a maximum $10,000,000 cap on the aggregate amount of fees that Mr. DiPerna could earn from such arrangement.

The Vos Employment Agreement

On August 11, 2021, we entered into a two-year employment agreement (the “Agreement”) with Ms. Vos for her service as our chief executive officer, and the Agreement renews for one-year terms, unless either party provides the other with 90-day prior written notice of termination. The Agreement provided that Ms. Vos was entitled to total base compensation of $300,000 annually, as follows: a cash salary of $250,000 per year, plus deferred salary of $50,000 per year.

On February 23, 2022, Ms. Vos informed our board of directors that she was resigning from her position as our chief executive officer, effective immediately (the “Resignation”). In connection with the Resignation, we and Ms. Vos entered into a Severance and Release Agreement dated February 23, 2022 (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Vos was entitled to receive separation payments in an aggregate gross amount of $375,000. Under the terms of the Separation Agreement, the vesting of an option to purchase 362,452 shares of our common stock, which was granted to Ms. Vos on August 11, 2021, ceased on May 24, 2022 and the remaining unvested shares were forfeited.

Schmid Offer Letter

Pursuant to an offer letter with us (the “Offer Letter”), we appointed Kevin Schmid as our chief operating officer in July 2022. Mr. Schmid is paid an annual salary of $250,000 (the “Base Salary”). Additionally, he is eligible for an annual discretionary target incentive bonus of up to 50% of his Base Salary. In the event of termination of his employment by us, other than for cause or good reason (as defined in the Offer Letter), Mr. Schmid will receive an amount equal to six months of his then-current Base Salary as a severance payment.

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the chairman and chief executive officer positions should be separate or combined. Since 2017, Mr. DiPerna has been serving as our chairman, and, since February 2022, Mr. Besser has been serving as our chief executive officer. Our board of directors has oversight responsibility for our risk management processes. Our board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate, regarding our assessment of risks. Our board of directors will focus on the most significant risks facing us and our general risk management strategy, and also ensure that risks undertaken by us are consistent with our appetite for risk. While our board of directors oversees our risk management processes, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that the leadership structure of our board of directors supports this approach.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee has a charter, which is available on our website at www.modular-medical.com. Information contained on our website is not incorporated herein by reference. Each of the committees has the composition and responsibilities described below. We do not expect any changes to committee composition, assuming each of our directors is re-elected at the Annual Meeting.

Committee Composition

Audit Committee	Compensation Committee	Nominating and Governance Committee
Steven Felsher*	Duane DeSisto*	Steven Felsher
Philip Sheibley	Carmen Volkart	Philip Sheibley*
Carmen Volkart

____________

*        Denotes chairperson of committee

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing any internal control violations under our whistleblower policy. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.modular-medical.com.

Ms. Volkart, Mr. Felsher and Mr. Sheibley are the current members of the Audit Committee. Mr. Felsher serves as the chairperson and has been designated by the board of directors as the “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on Mr. Felsher as a member of the audit committee and the board of directors, however. Our Board has determined that each of our Audit Committee members satisfies the “independence” requirements of the listing rules of the Nasdaq Stock Market (the “Nasdaq”) and meets the independence standards under Rule 10A-3 under the Exchange Act.

During the fiscal year ended March 31, 2023, which we refer to as fiscal 2023, the Audit Committee held four meetings.

Compensation Committee

Our board of directors established the Compensation Committee for the purpose of reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Mr. DeSisto and Ms. Volkart are the current members of the compensation committee, and Mr. DeSisto serves as the chairperson. Each of our Compensation Committee members satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the Exchange Act.

Our compensation committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors, and it also has the principal responsibility for the administration of our equity incentive plan. The responsibilities of our compensation committee are more fully described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.modular-medical.com.

During fiscal 2023, our Compensation Committee held one meeting.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Sheibley and Mr. Felsher, and Mr. Sheibley serves as the chairperson. Each of the members of our Nominating and Governance Committee satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the

Exchange Act. The Nominating and Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to our board of directors, if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our secretary at the address of our executive offices.

The Nominating and Governance Committee will identify and evaluate nominees for our board of directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. The responsibilities of our Nominating and Governance committee are more fully described in the Nominating and Governance Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.modular-medical.com.

Board Meetings and Attendance

During fiscal 2023, our Board held three meetings. While they served as directors, each director attended 100% of the total number of meetings of the Board. The members of the Audit Committee and Compensation Committee attended 100% of the respective committee meetings. The Board and each of the committees also acted at times by unanimous written consent, as authorized by our bylaws and the Nevada General Corporate Law.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based on our review of Forms 3 and 4 filed during fiscal 2023 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during fiscal 2023, except that:

•        Mr. Felsher failed to timely file a Form 4 to report an option award under our director compensation plan;

•        Mr. Frank failed to timely file a Form 4 to report two option awards under our director compensation plan

•        Mr. Sheibley failed to timely file:

•        a Form 4 to report an open-market purchase of shares of our common stock;

•        a Form 4 to report a stock award under our director compensation plan; and

•        a Form 4 to report a stock award under our director compensation plan.

•        Mr. Schmid failed to timely a Form 3 to report his initial beneficial ownership;

•        Ms. Volkart failed to timely file a Form 4 to report an option award under our director compensation plan; and

•        Ms. Vos failed to timely file a Form 4 to report an option award under our director compensation plan.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and members of our board of directors. The Code of Conduct is available on our website at www.modular-medical.com. Our Nominating and Governance Committee is responsible for overseeing the Code of Conduct, and our board of directors must approve any waivers of the Code of Conduct. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our board of directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our board of directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of ours.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Secretary, Modular Medical, Inc. 10740 Thornmint Road, San Diego, CA 92127. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Director Independence

Our board of directors has determined that each of the current directors, with the exception of Mr. DiPerna, Mr. Frank and Ms. Vos, is “independent,” as defined by the listing rules of the NASDAQ Stock Market, or Nasdaq, and the rules and regulations of the SEC. Our board of directors has standing Audit, Compensation and Nominating and Governance Committees, each of which is comprised solely of independent directors in accordance with the Nasdaq listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he or she is serving currently.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for fiscal 2023 and 2022 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
James E. Besser,	2023	—		—	—	—	—		—
Chief Executive Officer(2)	2022	—		—	—	—	—		—
Paul DiPerna,	2023	300,000		—	189,413	—	—		489,413
President, President Chief Financial Officer, Treasurer and Chairman	2022	370,833	(3)	—	—	—	—		370,833
Kevin Schmid,	2023	176,121		—	701,945	—	—		878,066
Chief Operating Officer(4)	2022	—		—	—	—	—		—
Ellen O’Connor Vos,	2023	—		—	—	—	—		—
Chief Executive Officer(5)	2022	133,654		—	4,414,645	—	409,662	(6)	4,957,961

____________

(1)      Award amounts reflect the aggregate grant date fair value with respect to awards granted, as determined pursuant to Financial Accounting Standards Board (FASB) ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the consolidated financial statements included in item 8 of our fiscal 2023 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)      Mr. Besser was appointed our chief executive officer in February 2022, and he is paid de minimis annual compensation of $1.00.

(3)      Includes payment of $70,833 of deferred salary.

(4)      Mr. Schmid was appointed our chief operating officer in July 2022 at an annual base salary of $250,000.

(5)      Ms. Vos was appointed our chief executive officer in August 2021, and she resigned as our chief executive officer in February 2022.The compensation amounts disclosed in the table above exclude amounts paid to Ms. Vos for her service as a non-employee director.

(6)      Represents payment during fiscal 2022 of i) accrued holiday and vacation pay, ii) deferred salary and iii) three months of salary for the notice period and accrued severance of $300,000 that was paid to Ms. Vos in fiscal 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of March 31, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)
Paul DiPerna	1,155	(2)	—	9.48	6/1/2030
	1,169	(3)	—	9.48	5/1/2030
	1,170	(4)	—	9.48	4/1/2030
	1,660	(5)	—	7.44	3/2/2030
	1,745	(6)	—	7.44	2/1/2030
	1,727	(7)	—	7.44	1/1/2030
	1,809	(8)	—	6.75	12/1/2029
	1,811	(9)	—	6.75	11/1/2029
	1,721	(10)	—	6.75	10/1/2029
	1,662	(11)	—	6.75	9/15/2029
	1,666	(12)	—	6.75	8/15/2029
	1,660	(13)	—	6.75	7/15/2029
	1,650	(14)	—	6.75	6/15/2029
	1,677	(15)	—	6.75	5/15/2029
	1,624	(16)	—	6.75	4/15/2029
	1,694	(17)	—	6.75	3/15/2029
	1,641	(18)	—	6.75	2/15/2029
	1,603	(19)	—	6.75	1/15/2029
	1,775	(20)	—	6.75	12/15/2028
	1,775	(21)	—	6.75	11/15/2028
	6,005	(22)	—	1.98	10/15/2028
	6,005	(23)	—	1.98	09/15/2028
	6,005	(24)	—	1.98	08/15/2028
	100,000	(25)	—	6.75	11/25/2029
	45,000	(26)	—	4.24	4/14/2032
Kevin Schmid	175,000	(27)	—	4.24	7/21/2032

____________

(1)      The standard option term is ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.

(2)      The option was granted on June 1, 2020, and the shares subject to this option were fully vested on the grant date.

(3)      The option was granted on May 1, 2020, and the shares subject to this option were fully vested on the grant date.

(4)      The option was granted on April 1, 2020, and the shares subject to this option were fully vested on the grant date.

(5)      The option was granted on March 2, 2020, and the shares subject to this option were fully vested on the grant date.

(6)      The option was granted on February 1,2020, and the shares subject to this option were fully vested on the grant date.

(7)      The option was granted on January 1, 2020, and the shares subject to this option were fully vested on the grant date.

(8)      The option was granted on December 1, 2019, and the shares subject to this option were fully vested on the grant date.

(9)      The option was granted on November 1, 2019, and the shares subject to this option were fully vested on the grant date.

(10)    The option was granted on October 1, 2019, and the shares subject to this option were fully vested on the grant date.

(11)    The option was granted on September 15, 2019, and the shares subject to this option were fully vested on the grant date.

(12)    The option was granted on August 15, 2019, and the shares subject to this option were fully vested on the grant date.

(13)    The option was granted on July 15, 2019, and the shares subject to this option were fully vested on the grant date.

(14)    The option was granted on June 15, 2019, and the shares subject to this option were fully vested on the grant date.

(15)    The option was granted on May 15, 2019, and the shares subject to this option were fully vested on the grant date.

(16)    The option was granted on April 15, 2019, and the shares subject to this option were fully vested on the grant date.

(17)    The option was granted on March 15, 2019, and the shares subject to this option were fully vested on the grant date.

(18)    The option was granted on February 15, 2019, and the shares subject to this option were fully vested on the grant date.

(19)    The option was granted on January 15, 2019, and the shares subject to this option were fully vested on the grant date.

(20)    The option was granted on December 15, 2018, and the shares subject to this option were fully vested on the grant date.

(21)    The option was granted on November 15, 2018, and the shares subject to this option were fully vested on the grant date.

(22)    The option was granted on October 15, 2018, and the shares subject to this option were fully vested on the grant date.

(23)    The option was granted on September 15, 2018, and the shares subject to this option were fully vested on the grant date.

(24)    The option was granted on August 15, 2018, and the shares subject to this option were fully vested on the grant date.

(25)    The option was granted on November 25, 2019, and the shares subject to this option vest monthly over three years commencing January 1, 2020, subject to continued service as an employee, director or consultant.

(26)    The option was granted on April 14, 2022, and the shares subject to this option vest one-third on the annual anniversary of the grant date and the remaining two-thirds vest monthly over the next two years subject to continued service as an employee, director or consultant

(27)    The option was granted on July 21, 2022, and the shares subject to this option vest one-third on the annual anniversary of the grant date and the remaining two-thirds vest monthly over the next two years subject to continued service as an employee, director or consultant.

Employment Agreements

We have entered into our standard form of employment, confidential information and invention assignment agreement with each of our named executive officers. We also have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our articles of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which such person provided services at our request.

Director Compensation

Effective April 1, 2021, our board of directors approved our outside (non-employee) director compensation plan (the “Director Plan”). Pursuant to the Director Plan, outside directors are paid the following annual retainers:

•        $25,000 for service as a member of the board of directors;

•        $5,000 for service as chair of the audit committee; and

•        $5,000 for service as chair of the compensation committee.

The annual retainers are paid in quarterly installments in either cash, options to purchase shares of our common stock or in shares of our common stock, as directed by each director based on an annual election. In addition, under the Director Plan, each director will also receive an annual service equity award of $100,000 paid in quarterly installments in either options to purchase shares of our common stock or shares of our common stock, as directed by each director based on an annual election.

In addition, upon appointment to our board of directors, we award our non-employee directors an equity award under our Amended 2017 Equity Incentive Plan (the “2017 Plan”). For example, during fiscal 2022, we awarded each of the new non-employee directors a stock option to purchase 16,667 shares of our common stock. These options vest annually over three years from the date of appointment to our board of directors.

The following table summarizes the compensation earned by our non-employee directors in fiscal 2023:

Name	Fee Compensation ($)	Restricted Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
William Febbo(4)	30,000	—	—	30,795	60,795
Steven Felsher	—	—	84,135	13,339	97,474
Morgan Frank	—	—	114,734	—	114,734
Philip Sheibley	30,000	—	—	30,795	60,795
Carmen Volkart	—	—	84,135	11,119	95,254
Ellen O’Connor Vos	6,250	—	59,530	—	65,780

____________

(1)      Award amounts reflect the aggregate grant date fair value with respect to awards granted, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the consolidated financial statements included in Item 8 of our fiscal 2023 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our directors.

(2)      As of March 31, 2023, our non-employee directors each held outstanding options to purchase the following number of shares of our common stock: William Febbo, 66,667; Steven Felsher, 68,084; Morgan Frank, 139,958; Philip Sheibley, 16,667; Carmen Volkart; 120,558 and Ellen O’Connor Vos, 136,021.

(3)      Represents stock awards; we calculated the estimated fair value of the stock awards issued to our non-employee directors using the closing price per share of our common stock on the day prior to the grant date in accordance with the Director Plan.

(4)      Mr. Febbo resigned from our Board in July 2023.

Equity Compensation Plan Information

The following table shows the number of securities to be issued upon exercise or vesting of outstanding equity awards under the 2017 Plan as of March 31, 2023.

	Number of securities to be issued upon exercise or vesting of outstanding equity awards (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans not approved by security holders	2,481,090	$5.19	2,132,292

Certain Relationships and Related Party Transactions

MMC as the general partner of Manchester Explorer, L.P. (“Explorer”), combined with the holdings of its affiliates, JEB Partners LP, Mr. Besser and Mr. Frank, owned approximately 25% of our outstanding shares of common stock at March 31, 2023. Mr. Besser is our chief executive officer and a managing member of MMC. Mr. Frank is one of our directors and serves as the portfolio manager of Explorer and as a managing member of MMC.

Mr. DiPerna’s daughter is an employee of ours, and, during fiscal 2023, we paid her $201,275, which includes the aggregate grant date fair value, as determined pursuant to FASB ASC Topic 718, of a stock option granted to her.

In February 2021, Mr. DiPerna and Explorer (together, the “Related Party Holders”), which is represented by Mr. Frank on our board of directors, purchased $100,000 and $1,000,000, aggregate principal amount of our convertible notes and received warrants to purchase 119,237 and 11,924 shares of our common stock (the “Note Warrants”), respectively. Effective April 30, 2021, the Related Party Holders entered into revocation agreements with the Company pursuant to which their collective $1,100,000 aggregate principal amount of convertible notes and accrued interest of $50,091 were replaced with new convertible notes. In connection with a public offering of our equity securities in February 2022, the convertible notes and accrued interest held by the Related Party Holders were converted into our equity securities and Mr. DiPerna received 23,429 shares of our common stock and a warrant to purchase 23,429 shares of our common stock at an exercise price of $6.60 per share and Explorer received 234,274 shares of our common stock and a warrant to purchase 234,274 shares of our common stock at an exercise price of $6.60 per share. In addition, the exercise prices of the Note Warrants were reduced to $6.00 per share.

In May 2021, Mr. Febbo purchased $200,000 aggregate principal amount of our convertible notes and received a warrant to purchase 23,229 shares of our common stock (the Director Warrant). In connection with a public offering of our equity securities in February 2022, the convertible note held by Mr. Febbo was converted into our equity securities. Upon conversion, Mr. Febbo received 45,586 shares of our common stock and a warrant to purchase 45,586 shares of our common stock at an exercise price of $6.60 per share. In addition, the exercise price of the Director Warrant was reduced to $6.00 per share.

In October 2021, we sold 12,346 shares of common stock to Mr. DiPerna and 18,519 shares to Ms. Vos at a price per share of $8.10 in a private placement.

Clawback Policy

We have adopted a compensation recovery (clawback) policy that states that, in the event we are required to prepare an accounting restatement, we will recover incentive-based compensation received by any current or former executive officer that was based upon the attainment of a financial reporting measure that was erroneously awarded during the three-year period preceding the date the restatement was required.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”), former principal executive officer (“Former PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

	James E. Besser – PEO		Ellen O’Connor Vos – Former PEO		Non PEO NEOs		Value of Initial Fixed $100 Investment based on Total Shareholder Return (“TSR”)(5)	Net Loss
Fiscal Year	Summary Compensation Table Total(1)	Compensation Actually Paid(2)	Summary Compensation Table Total(1)	Compensation Actually Paid(2)	Summary Compensation Table Total(3)	Compensation Actually Paid(4)
2023	$—	$—	$—	$—	$683,745	$125,426	$18.73	$13,878,936
2022	$—	$—	$4,957,961	$1,823,066	$370,833	$306,090	$72.06	$18,632,761

____________

(1)      Represent the amounts of total compensation reported for our PEO and Former PEO during each corresponding year in the “Total” column of the Summary Compensation Table above. Mr. Besser is paid de minimis annual compensation of $1.00.

(2)      Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

Fiscal Year	Summary compensation table total for James E. Besser (S)	Reported value of equity awards for James E. Besser ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Compensation actually paid to James E. Besser ($)
2023	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—
Fiscal Year	Summary compensation table total for Ellen O’ Connor Vos ($)	Reported value of equity awards for Ellen O’ Connor Vos ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Compensation actually paid to Ellen O’ Connor Vos ($)
2023	$—	$—	$—	$—	$—	$—	$—
2022	$4,957,961	$(4,414,645)	$1,594,777	$—	$410,090	$(725,117)	$1,823,066

(3)      Represents the average of the amounts reported for our NEOs as a group (excluding our PEO and our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For fiscal 2023, this includes Paul DiPerna and Kevin Schmid, and for fiscal 2022, Paul DiPerna (the “Non-PEO NEOs”).

(4)      Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year:

Fiscal Year	Average summary compensation table total for Non-PEO NEOs ($)	Reported value of equity awards for NEOs ($)	Fair value as of year-end for awards granted during the year ($)	Fair value year-over-year increase or decrease in unvested awards granted in prior years ($)	Fair value of awards granted and vested during the year ($)	Fair value increase or decrease from prior year end for awards that vested during the year ($)	Average compensation actually paid to Non-PEO NEOs ($)
2023	$683,745	$(445,684)	$157,589	$(288,095)	$60,525	$(42,654)	$125,426
2022	$370,833	—	—	$(48,796)	$—	$(15,947)	$306,090

(5)      TSR is cumulative for the measurement periods beginning on March 31, 2021 and ending on March 31 of each of 2022 and 2023, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in fiscal 2023 or 2022.

(6)      The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The illustrations below provide an additional graphical description of CAP compared to both our cumulative TSR and our net loss. As the illustrations show, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to our non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share-price volatility during the fiscal year, our mix of performance metrics and other factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 18, 2023 concerning the ownership of our common stock by:

•        Each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

•        Each of our directors;

•        Each of our executive officers; and

•        All directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of December 18, 2023 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain shareholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 21,272,226 shares of common stock outstanding as of December 18, 2023.

Unless otherwise stated, the business address of each of our directors and executive officers listed in the table is 10740 Thornmint Road, San Diego, California 92127.

Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Options and Warrants)(1)		Number of Shares Issuable on Exercise of Outstanding Options and Warrants(2)		Percent of Class
JEB Partners, L.P.	2,866,526	(3)	653,511		16.05
Manchester Explorer, L.P.	2,866,526	(3)	653,511		16.05
Manchester Management Company, LLC	2,866,526	(3)	653,511		16.05
Sio Capital Management, LLC	689,352	(4)	1,595,000	(5)	9.99
Directors and Officers:
James Besser	2,866,526	(3)	653,511		16.05
Paul DiPerna	2,553,586	(6)	204,512		12.88
Kevin Schmid	—		87,500		*
Duane DeSisto	23,224		20,833		*
Steven Felsher	124,677		71,973		*
Morgan Frank	2,866,526	(3)	812,219		16.66
Philip Sheibley	46,139		11,111		*
Carmen Volkart	8,335		135,558		*
Ellen O’Connor Vos	18,519		139,910		*
All current directors and executive officers as a group (9 persons)	5,641,006		1,404,306		32.34

____________

*        Represents less than 1%

(1)      Excludes shares subject to outstanding options, restricted stock units and warrants to acquire common stock that are exercisable within 60 days of December 18, 2023.

(2)      Represents the number of shares subject to outstanding options, restricted stock units and warrants to acquire common stock that are exercisable within 60 days of December 18, 2023.

(3)      Includes (i) 124,750 shares directly held by Mr. Besser, of which: (a) 60,277 shares were received in exchange for Mr. Besser’s shares as a result of our acquisition of Quasuras; (b) 29,630 shares purchased in a private placement in 2018 (the “2018 Placement”) and (c) 34,843 shares were purchased in a private placement in 2020 (the “2020 Placement”); (ii) 2,218,077 held by Manchester Explorer, L.P. of which: (a) 1,515,152 shares were purchased in a private placement in 2017 (the “2017 Placement”), (b) 157,037 shares were purchased in the 2018 Placement, (c) 11,614 were purchased in the 2020 Placement, (d) 300,000 shares were purchased in a public offering in February 2022, and I 234,274 shares were acquired upon the conversion of a convertible note in February 2022; (iii) 317,473 shares held by JEB Partners, L.P. of which (a) 252,526 shares were purchased in the 2017 Placement, (b) 53,333 shares were purchased in the 2018 Placement and (c) 11,614 shares were purchased in the 2020 Placement; and (iv) 206,226 shares held by Mr. Frank, which includes a) 60,000 shares that were received in our acquisition of Quasuras in exchange for Mr. Frank’s shares of Quasuras and b) 145,949 shares purchased in August 2023. Mr. Besser, as the managing member, and Mr. Frank, as the portfolio manager and consultant of Manchester Management Company, LLC (“MMC”), the general partner of Manchester Explorer, L.P. and JEB Partners, L. P., have shared voting and dispositive power over shares held by Manchester Explorer, L.P. and JEB Partners, L.P. The address for Manchester Explorer, L.P is c/o MMC, 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907.

(4)      Based on information reported by Sio Capital Management, LLC (“Sio”) on Schedule 13G filed with the SEC on February 15, 2023. Sio and Sio GP, LLC (the “GP”) act as investment advisor and general partner, respectively, to various clients that are the record owners of the shares of our common stock reported on this Schedule 13G. Because Sio’s investment discretion with respect to such clients is subject to oversight by the GP, the GP may be deemed to be the beneficial owner of the common stock of the Issuer owned by such clients. In addition, both Sio and the GP are controlled by Michael Castor. As such, he may be deemed to control the voting and dispositive decisions with respect to, and therefore be the beneficial owner of, the shares of our common stock. The address for Sio, Sio GP and Mr. Castor is 600 Third Avenue, New York, NY 10016.

(5)      These shares are issuable upon exercise of outstanding pre-funded and common stock purchase warrants to purchase 1,348,314 and 1,438,202, respectively, shares of our common stock. Pursuant to the terms of such warrants, Sio cannot exercise such warrants if Sio would beneficially own, after such exercise, more than 9.99% of the outstanding shares of our common stock.

(6)      Includes (i) 2,000,000 shares directly held by the Paul DiPerna Irrevocable Trust, (ii) 333,334 shares directly held by Mr. DiPerna’s adult daughters, Kelsie DiPerna and Alaria DiPerna, which shares Mr. DiPerna has sole voting power over; (iii) 207,906 shares directly held by the Paul DiPerna Trust, of which 101,010 shares were purchased in the 2017 Placement and 23,429 shares were acquired upon the conversion off a convertible note in February 2022 and (iv) 12,346 shares held by Mr. DiPerna. The 2,000,000 shares held by the Paul DiPerna Irrevocable Trust, 333,334 shares held by Mr. DiPerna’s adult daughters and 73,480 shares held by the Paul DiPerna Trust that were issued in 2017 to Mr. DiPerna in the Control Block Acquisition and transferred to such persons in December 2020 by Mr. DiPerna. Mr. DiPerna is the chairman of our board of directors, and also serves as our president, chief financial officer and treasurer. Mr. DiPerna is the trustee of both the Paul DiPerna Irrevocable Trust and the Paul DiPerna Trust.

COMPENSATION COMMITTEE REPORT

Recommendations of the Compensation Committee.    The Compensation Committee of the Board is currently comprised of Duane DeSisto and Carmen Volkart, both of whom the Board has determined to be independent. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of any general statement in such filing incorporating the Annual Report by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the disclosure regarding executive compensation contained in this proxy statement for the Annual Meeting. Based on the review and discussions, the Compensation Committee recommended to the Board that such disclosure be included in this proxy statement.

This report has been furnished by the Compensation Committee of the Board.

Duane DeSisto, Chairperson

Carmen Volkart

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).

Third, the Audit Committee reviews financial reporting, policies, procedures and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Farber Hass Hurley LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board.

Steven Felsher, Chairperson

Philip Sheibley

Carmen Volkart

MATTERS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR
UNTIL THEIR RESPECTIVE SUCCESSORS SHALL HAVE BEEN DULY ELECTED
AND QUALIFIED

NOMINEES FOR ELECTION AS DIRECTOR

The Company’s Board of Directors is currently comprised of seven authorized directors. A total of seven directors will be elected at the Annual Meeting to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified. Of the Board members whose term expires at the Annual Meeting, Duane DeSisto, Paul DiPerna, Steven Felsher, Morgan C. Frank, Philip Sheibley, Carmen Volkart and Ellen O’Connor Vos are all standing for reelection. The persons named as “Proxies” in the enclosed Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted FOR the nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board. If a quorum is present and voting, the nominees for directors receiving a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the vote.

NOMINEES FOR ELECTION AS DIRECTOR

Nominees

Set forth below, and above under “Board of Directors,” is information regarding the seven nominees for election to our Board:

Name	Position with the Company
Paul DiPerna	President, Chief Financial Officer, Treasurer and Chairman of the Board of Directors
Duane DeSisto	Director
Steven Felsher	Director
Morgan C. Frank	Director
Philip Sheibley	Director
Carmen Volkart	Director
Ellen O’Connor Vos	Director

Board Diversity Matrix

The table below provides certain information regarding the diversity of our Board of Directors as of the date of this proxy statement. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
Board Size:
Total number of directors	7
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors base on gender identity	5	2	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0

Required Vote

The nominees for the seven director seats who receive the largest number of votes cast “FOR” of the shares that are represented by proxy at the Annual Meeting and entitled to vote will be elected to serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NOMINEES.

Proposal 2: TO APPROVE AN AMENDMENT TO THE 2017 PLAN

We are requesting that our shareholders approve an amendment to the 2017 Plan to increase the number of shares reserved for issuance by 3,000,000 shares of common stock. In October 2017, the Board approved the 2017 Plan, with 1,000,000 shares of common stock reserved for issuance. In January 2020 and August 2021, the Board approved increases in the number of shares reserved for issuance under the 2017 Plan by 333,334 and 1,333,334 shares, respectively. In January 2023, our shareholders approved an additional increase in the number of shares available for issuance by 2,000,000 shares. As of November 30, 2023, under the 2017 Plan, we had approximately 4,000,000 shares of our common stock subject to existing stock-based compensation awards and approximately 570,000 shares currently available for issuance with respect to awards (plus any shares that might in the future be returned to the 2017 Plan as a result of cancellation, expiration or forfeit of outstanding awards). As of November 30, 2023, the shares subject to existing awards represented approximately 19% of our shares of common stock outstanding and approximately 11% of our fully diluted shares outstanding, which we have calculated as the sum of (1) total shares of common stock outstanding, (2) shares of common stock subject to existing stock-based compensation awards and (3) shares of common stock exercisable under common stock warrants. The additional 3,000,000 shares under the 2017 Plan that we are requesting represent approximately 14% of our shares of common stock currently outstanding and approximately 8% of the fully diluted number of shares of common stock. We explain below our rationale for and how we intend to use the additional 3,000,000 shares, if approved by our shareholders. All figures for reserved shares and shares subject to outstanding awards presented in this section have been adjusted to reflect the 1-for-3 reverse stock split effected in November 2021.

The challenges our business has faced and the substantial doubt about our ability to continue as a going concern have made it more challenging for us to attract and hire employees. We generally issue equity awards in the form of stock options to our employees and consultants. The price of our common stock has declined during 2023, and the perceived value of the awards to the recipients has declined, especially given our financial condition and the current state of the financial markets. We are concerned that the awards we have granted are inadequate to motivate, retain and incentivize our employees and consultants, and we believe we will need to increase the award levels at out next performance review cycle in the first half of calendar year 2024.

As disclosed in a Form 8-K we filed with the SEC in October 2023, we initiated our Two-Part FDA Submission and Clearance Milestone Bonus Program (the “Bonus Program”) and issued approximately 865,000 options to motivate and incentivize the Company’s employees. Under the terms of the Bonus Program, a bonus will be granted to certain of the Company’s employees, including the Company’s executive officers, in the event that the Company achieves the following milestones for its initial insulin pump product (the “MODD-1”): (i) completion of all verification and validation testing by December 31, 2023 and 510(k) premarket submission to the U.S. Food and Drug Administration (the “FDA”) by January 31, 2024 and (ii) receipt of notification of FDA clearance of the MODD-1 by August 1, 2024.

If our shareholders approve the increase to the number of shares reserved for issuance under the 2017 Plan by 3,000,000 shares, we anticipate that the share pool will provide us for adequate shares for at least the next two years. We recognize the need to balance shareholder concerns over the potentially dilutive effects of the increased number of authorized shares under the 2017 Plan with our ability to attract, motivate, reward and retain our employees and non-employee directors, who are critical to driving our business plan and increasing shareholder value. We believe the dilutive effect of our equity awards has been reasonable and consistent with these essential requirements. We are managing our equity awards closely, and we intend to continue doing so. If the increase to the share reserve is approved, we expect that it may be necessary to request our shareholders to approve additional increases to the share reserve in the future, as we expect to grow our business, increase our headcount and potentially expand the size of our Board.

In addition, as disclosed in our most recent quarterly report on Form 10-Q filed with the SEC on November 13, 2023, there was uncertainty regarding our ability to maintain liquidity sufficient to allow us to operate our business effectively, which raises substantial doubt as to our ability to continue as a going concern within one year from the date of issuance of financial statements as of and for the six months ended September 30, 2023. We will need to raise capital through debt or equity arrangements, and we expect significant additional dilution from the additional financing we require. Given the anticipated dilution from an offering of our securities, we believe that an additional 3,000,000 shares of common stock for the 2017 Plan will provide us with a reasonable amount of shares available for issuance as compared to our overall amount of shares of common stock outstanding, on a fully diluted basis, following an offering, and will give us the ability to grant awards for retaining, motivating and incentivizing our employees, consultants and non-employee directors over at least the next two years.

Shareholder approval of our request for additional shares under Proposal No. 2 is necessary to authorize a sufficient number of shares under the 2017 Plan to allow us to continue to motivate, reward and retain the services of our non-employee directors and personnel. If this increase is not approved, the 2017 Plan will remain in effect with its current terms and conditions but without the additional shares we consider necessary for our continued competitiveness, and it may make it difficult for us to retain our employees and non-employee directors. In addition, if the increase is not approved, in the future, we may be unable to provide equity awards to our non-employee directors or provide additional awards to our employees, whose existing awards have and are expected to experience significant dilution. Without the increase in shares available under the 2017 Plan, in the future, we would be reliant on cash-settled awards as our sole method of incentive-based compensation. We believe this would not be in our shareholders’ best interests as it would (a) remove incentives aligning our employees and our senior leaders with shareholders to drive firm-wide performance and create long-term shareholder value and (b) increase our cash burn, as we would need to increase our reliance on cash-settled awards. Our Board of Directors and management, therefore, recommend that shareholders approve the amendment to our 2017 Plan.

Summary of 2017 Plan, as Proposed to be Amended

The following is a summary of the material terms and conditions of the 2017 Plan, as proposed to be amended, and is qualified in its entirety by the provisions contained in the 2017 Plan.

Common Stock Reserved for Issuance under the 2017 Plan.

Currently under the 2017 Plan, the maximum number of Shares reserved and available for issuance is 4,666,668 shares. Accordingly, the effect of the proposed amendment to the 2017 Plan will be to increase the shares available for issuance by 3,000,000 shares resulting in an aggregate of 7,666,668 shares reserved and available for issuance.

Plan Highlights

The essential features of our 2017 Plan are outlined below. The following description is not complete and is qualified by reference to the full text of our 2017 Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the 2017 Plan.

Terms and Conditions of Awards:

(i)     In the case of an Incentive Stock Option: (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (B) granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the administrator.

(iii)   The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(iv)   Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the administrator under the terms of the 2017 Plan and specified in the Award Agreement. An Award shall be deemed to be exercised upon the later of (x) receipt by the Company of written notice of such exercise in accordance with the terms of the Award by the person entitled to exercise the Award and (y) full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in the 2017 Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or the 2017 Plan.

(v)    Except as otherwise provided in Paragraph 6(j), all Awards under the 2017 Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Grantee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction.

(vi)   To the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

The 2017 Plan became effective in July 2017. It shall continue in effect for a term of 10 years unless sooner terminated. The Board may at any time amend, suspend or terminate the 2017 Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. No Award may be granted during any suspension of the 2017 Plan or after termination of the 2017 Plan. Any amendment, suspension or termination of the 2017 Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the 2017 Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the administrator, which agreement must be in writing and signed by the Grantee and the Company.

Purpose

The objective of the 2017 Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Grants

The 2017 Plan permits the granting of incentive stock options, non-qualified stock options, stock awards, restricted stock units, stock appreciation rights (“SARs”) and other equity-based awards (collectively, “grants”). Although all employees and all of the employees of our subsidiaries are eligible to receive grants under our 2017 Plan, the grant to any particular employee is subject to the discretion of the Compensation Committee of the Board, comprised of not less than two directors (such body that administers the 2017 Plan, the “Committee”).

The maximum number of Shares reserved and available for issuance under the 2017 Plan shall be 4,666,668 shares, subject to adjustment. Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the 2017 Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the 2017 Plan (unless the 2017 Plan has terminated). Shares that actually have been issued under the 2017 Plan pursuant to an Award shall not be returned to the 2017 Plan and shall not become available for future issuance under the 2017 Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the 2017 Plan.

We have made and will make appropriate adjustments to outstanding grants and to the number or kind of shares subject to the 2017 Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets.

All grants will continue to be determined by the Board of Directors or the Committee.

Administration

The 2017 Plan shall continue to be administered by the Compensation Committee of the Board or the Board of Directors in the absence of a Compensation Committee of the Board. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the 2017 Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

The Committee shall have the authority and power:

(i)     to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)   to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)   to approve forms of Award Agreements for use under the 2017 Plan;

(v)    to determine the terms and conditions of any Award granted hereunder;

(vi)   to amend the terms of any outstanding Award granted under the 2017 Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii)  to construe and interpret the terms of the 2017 Plan and Awards granted pursuant to the 2017 Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the 2017 Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the 2017 Plan; and

(ix)   to take such other action, not inconsistent with the terms of the 2017 Plan, as the administrator deems appropriate.

All decisions, determinations and interpretations of the administrator shall be conclusive and binding on all persons.

Grant Instruments

All grants will be subject to the terms and conditions set forth in our 2017 Plan and to such other terms and conditions consistent with our 2017 Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument. All grants will be made conditional upon the acknowledgement of the grantee in writing or by acceptance of the grant, that all decisions and determinations of the Committee will be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under such grant.

Terms and Conditions of Awards

The administrator is authorized under the 2017 Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the 2017 Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

In the case of an Incentive Stock Option: (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (B) granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the administrator. In the case of other Awards, such price as is determined by the administrator.

Under the 2017 Plan, the term “Fair Market Value” of the Stock shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange or national market system determined by the administrator to be the primary market for the Common Stock, or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share on the OTC Bulletin Board or other inter-dealer quotation service for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the administrator deems reliable; or (ii) in the absence of an established market for the Common Stock of the type described in subparagraph (i), above, the Fair Market Value shall be determined by the administrator in good faith.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

Transferability

Except as otherwise provided in the 2017 Plan, all Awards under the 2017 Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Grantee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Board or the Committee may provide that any Award of Non-Qualified Stock Options may be transferable by the recipient to family members or family trusts established by the Grantee. The Board or the Committee may also provide that, in the event that a Grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Board or the Committee to act on behalf of and for the benefit of the respective Grantee with respect to any outstanding Awards. Except as otherwise provided in the 2017 Plan, during the life of the Grantee, Awards under the 2017 Plan shall be exercisable only by him or her except as otherwise determined by the Board or the Committee. In addition, if so permitted by the Board or the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distributions under the 2017 Plan upon the death of the Grantee.

Amendment and Termination

The Board may at any time amend, suspend or terminate the 2017 Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any 2017 Plan amendment in such a manner and to such a degree as required. No Award may be granted during any suspension of the 2017 Plan or after termination of the Plan. Any amendment, suspension or termination of the 2017 Plan (including termination of the 2017 Plan pursuant to its terms) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the 2017 Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the administrator, which agreement must be in writing and signed by the Grantee and the Company.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in our 2017 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Stock option grants under the 2017 Plan are intended either to qualify as incentive stock options under Internal Revenue Code of 1986, as amended (“IRC”) §422 or to be non-qualified stock options governed by IRC §§ 83 and 423, depending on how some are granted. Generally, no federal income tax is payable by a participant upon the grant of an incentive stock option and no deduction is allowed to be taken by the Company. The grant of a non-qualified stock option does result in the recognition of taxable income when the option is granted. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding period (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option that occurs before the applicable holding period has been satisfied.

Restricted stock and restricted stock units are also governed by IRC §83. Generally, the award of such restricted rights do not give rise to taxable income so long as same are subject to a substantial risk of forfeiture (i.e., becomes vested or transferable). Restricted stock generally becomes taxable when it is no longer subject to a “substantial risk of forfeiture.” Restricted stock units become taxable when settled. When taxable to the participant, income tax is paid on the value of the stock or units at ordinary rates. The Company will generally be entitled to a corresponding deduction on its income tax return in the year of income recognition by the grantee. Any additional gain on shares received are then taxed at capital gains rates when the shares are sold.

The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the 2017 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.

Tax Withholding

No Shares shall be delivered under the 2017 Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

No Dissenters’ Rights

Under the Nevada Revised Statutes, the shareholders are not entitled to dissenters’ rights with respect to the 2017 Plan, and the Company will not independently provide shareholders with any such right.

Vote Required

Approval of the amendment to the 2017 Plan to increase the number of shares currently reserved for issuance thereunder by 3,000,000 shares requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 2 for it to be approved).

Recommendation of our Board

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE 2017 PLAN TO INCREASE THE NUMBER OF SHARES CURRENTLY RESERVED FOR ISSUANCE BY AN ADDITIONAL 3,000,000 SHARES.

PROPOSAL NO. 3: AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000

Shareholders are being asked to approve a Certificate of Amendment to our articles of incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000. A copy of the Certificate of Amendment, which has been approved by the Board, is attached hereto and incorporated by reference herein as Appendix A.

Assuming approval of the Certificate of Amendment by the shareholders, management intends to file the Certificate of Amendment with the Nevada Secretary of State as soon as practicable after the Annual Meeting. The Certificate of Amendment would then become effective upon the acceptance for record by the Nevada Secretary of State.

Description of and Reasons for the Amendment

The purpose of the amendment is to permit our Board to issue common stock for a variety of proper corporate purposes, including future acquisitions and capital raises, as the Board may deem advisable without the consent of our shareholders.

The amendment would restate the first paragraph of Article IV of our articles of incorporation to read:

“A. One Hundred Million (100,000,000) shares of common voting stock with a par value of one mil ($0.001) per share.”

Our articles of incorporation currently authorize the issuance of up to 50,000,000 shares of common stock. As of December 18, 2023, there were approximately 21,300,000 shares of common stock issued and outstanding, leaving a balance of approximately 28,700,000 shares that are authorized and unissued. Of the shares of authorized and unissued common stock, approximately 13,100,000 shares are reserved for issuance pursuant to outstanding warrants, approximately 4,000,000 are reserved for issuance pursuant to outstanding common stock equity awards and an additional 573,000 shares are available for issuance pursuant to our 2017 Plan; if Proposal No. 2 is approved by our shareholders, an additional 3,000,000 shares will be reserved for issuance pursuant to our 2017 Plan.

If the proposed amendment to the articles of incorporation is approved by the shareholders, upon its effectiveness, we would have 100,000,000 shares of common stock authorized. We would be left with a balance of approximately 61,600,000 shares of authorized and unissued and not reserved for any specific purpose.

The rights and terms of our common stock will not be changed in any way by the proposed amendment, and the additional shares of common stock, if authorized, would have the same rights and privileges as the shares of common stock currently outstanding.

Our shareholders are not entitled to dissenters’ or appraisal rights under the Nevada Revised Statutes with respect to the proposed amendment to our Articles of Incorporation to increase the number of authorized shares of common stock, and we will not independently provide the shareholders with any such right if the increase is implemented.

Our Board believes the availability of such shares will benefit the Company by providing flexibility to issue stock for a variety of proper corporate purposes as the Board may deem advisable without further action by shareholders, except as may be required by law, regulation or rule. These purposes could include, among other things, the sale of stock for capital raising purposes, the issuance of stock to persons who provide services to us, the purchase of property, acquisitions or mergers, the use of additional shares for equity compensation plans, stock dividends or distributions and other bona fide corporate purposes.

The issuance of additional shares of our common stock under any of these circumstances could have a dilutive effect on book value per share, earnings per share and on a shareholder’s percentage voting power in our company. Holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current shareholders do not have a prior right to purchase any new issue of stock in order to maintain their proportionate ownership interest. In addition, the availability of additional authorized and unissued shares of common stock could have certain anti-takeover effects, as discussed below.

Other than outstanding stock-based compensation awards pursuant to our 2017 Plan and outstanding warrants, management has no present arrangements, agreements, understandings or plans for the issuance of the additional shares of common stock proposed to be authorized by the amendment to the articles of incorporation.

Anti-Takeover Effects of the Proposed Amendment

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company, with another company), the current proposal to amend the articles of incorporation is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us, by means of a merger, tender offer, solicitations in opposition to management or otherwise.

The proposed increase in the number of authorized shares of common stock is not intended for anti-takeover purposes. Management is not currently aware of any actions taken by any person or group to obtain control of us or to change our management. In addition, there have been no proposals to management or the Board for a merger or the purchase of our securities or assets, and the proposal is not part of any plan by management to recommend a series of similar amendments to the Board and the shareholders. The Board does not currently contemplate recommending the adoption of any other amendments to the articles of incorporation that could be construed to affect the ability of third parties to take over or change control of us.

Required Vote

Under the Nevada Revised Statutes, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to adopt and approve the increase in the authorized shares of common stock. Accordingly, the approval of the Certificate of Amendment to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000 requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024

The Board has appointed Farber Hass Hurley LLP (“Farber Hass Hurley”) as our independent registered public accounting firm for the fiscal year ending March 31, 2024. The Board seeks an indication from shareholders of their approval or disapproval of the appointment.

Farber Hass Hurley will audit our consolidated financial statements for the fiscal year ending March 31, 2024. We anticipate that a representative of Farber Hass Hurley will be present by telephone at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Our consolidated financial statements for the fiscal years ended March 31, 2023 and 2022 were audited by Farber Hass Hurley.

In the event shareholders fail to ratify the appointment of Farber Hass Hurley, our Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, whom shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors.

The table below sets forth the aggregate fees billed for each of the last two fiscal years for professional services rendered by Farber Hass Hurley for the audits of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports or services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-related fees consisted of fees related to the issuance of SEC registration statements and associated with the Company’s financing activities, including issuances of comfort letters.

	Year ended March 31,
	2023	2022
Audit fees(1)	$56,000	$43,000
Audit-related fees(2)	6,100	10,200
Total(3)	$62,100	$53,200

____________

(1)      Audit fees consisted of fees for professional services rendered for the audits of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements

(2)      Audit-related fees consisted of fees for services related to our issuance of SEC registration statements and sales of common stock under registration statements.

(3)      Farber Hass Hurley did not provide any non-audit or other services other than those reported under “Audit fees” and “Audit-related fees.”

Required Vote

Ratification of the selection of Farber Hass Hurley as our independent registered public accounting firm for the year ending March 31, 2024 requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 4 for it to be approved).

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 TO RATIFY THE APPOINTMENT OF FARBER HASS HURLEY TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024.

PROPOSAL NO. 5: ADJOURNMENT PROPOSAL

General

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting one or more times to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, the Board may not be able to adjourn the Annual Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals.

Required Vote

Approval to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the foregoing proposals requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 5 for it to be approved).

OUR BOARD RECOMMENDS YOU VOTE “FOR” ALLOWING THE BOARD TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, OR DATES, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE ANY OF THE FOREGOING PROPOSALS.

OTHER MATTERS

Our Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

FUTURE SHAREHOLDER PROPOSALS

The Board has not yet determined the date on which the next annual meeting of shareholders will be held. Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission (“SEC”). Any proposal which an eligible shareholder desires to have included in our proxy statement and presented at the next annual meeting of shareholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any shareholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of shareholder proposals for the next annual meeting that are not required to be included in our proxy statement under SEC rules. With respect to these shareholder proposals for the next annual meeting, a shareholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to the Company at 16772 W. Bernardo Drive, San Diego, CA 92127. We will deliver promptly, upon written request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered shareholder at a shared address to which a single copy of the applicable document(s) was delivered.

In addition, we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information.

OTHER BUSINESS

We have not received notice of and do not expect any matters to be presented for vote at the Annual Meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person named as proxy holder or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information.

*************

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card.

January [__], 2024	By Order of the Board of Directors,
/s/ Paul DiPerna
Paul DiPerna Chairman

Appendix A

1. Entity information:

Modular Medical, Inc.

Entity or Nevada Business Identification Number (NVID): NV19981361748

2. Restated or Amended and Restated Articles: (Select one)

[ ] Amended and Restated Articles

(If amending, complete section 1, 3, 5 and 6.)

[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [ ] board of directors

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______

[ ] Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

- [ ] The entity name has been amended.
- [ ] The purpose of the entity has been amended.
- [ ] The authorized shares have been amended.
- [ ] Other: (specify changes) ______
- [ ] Dissolution
- [ ] Merger
- [ ] Conversion

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT -USE DARK INK ONLY - DO NOT HIGHLIGHT 1.Entity information: Name of entity as on file with the Nevada Secretary of State: Modular Medical, Inc. Entity or Nevada Business Identification Number (NVID): NV19981361748 2.Restated or Amended and Restated Articles:(Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles Restated or Amended and Restated Articles must be included with this filing type. 3.Type of Amendment Filing Being Completed:(Select only one box) (If amending, complete section 1, 3, 5 and 6.) The undersigned declare that they constitute at least two-thirds of the following: The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) No action by stockholders is required, name change only. Or Changes to takes the following effect: *Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation creation. Dissolution Merger Conversion *Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See language below (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________________ Title Signature of Officer or Authorized Signer X ______________________________ Title Signature of Officer or Authorized Signer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) 4.Effective Date and Time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5.Information Being Changed: (Domestic corporations only) Changes to takes the following effect: The directors, managers or general partners have been amended. See language below (attach additional page(s) if necessary) 6.Signature:(Required) X Signature of Officer or Authorized Signer Title Signature of Officer or Authorized Signer Title If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power there of X Please include any required or optional information in space below: (attach additional page(s) if necessary) The amendment would restate the first paragraph of Article IV to read: “A. One Hundred Million (100,000,000) shares of common voting stock with a par value of one mil ($0.001) per share.” This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

MODULAR MEDICAL, INC. 10740 THORNMINT ROAD SAN DIEGO, CA 92127 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MODD2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 12, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V27574-P01612 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MODULAR MEDICAL, INC. For All Except Withhold All For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Against Abstain For Nominees: 01) Paul DiPerna 02) Steven Felsher 03) Duane DeSisto 04) Morgan C. Frank 05) Philip Sheibley 06) Carmen Volkart 07) Ellen O’Connor Vos 5. To approve one or more adjournments of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. 6. To transact such other business that may properly come before the Annual Meeting, including any adjournment of the Annual Meeting. 2. To approve the amendment of the Amended 2017 Equity Incentive Plan to increase the number of shares available for issuance by 3,000,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 3. To approve an amendment of the Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. 4. To ratify the appointment of Farber Hass Hurley LLP as independent registered public accounting firm for the fiscal year ending March 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Proxy Statement are available at www.proxyvote.com. V27575-P01612 MODULAR MEDICAL, INC. Annual Meeting of Shareholders February 13, 2024 8:00 AM PST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) James E. Besser and Paul DiPerna, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MODULAR MEDICAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/MODD2024 at 8:00 AM, PST on February 13, 2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side